Exhibit 2
TERMS AGREEMENT
UNITED MEXICAN STATES
Global Medium-Term Notes, Series A
Due Nine Months or More from the Date of Issue
U.S. $500,000,000 5.625% Global Notes due 2017
U.S. $500,000,000 6.75% Global Notes due 2034
September 24, 2007
Secretaría de Hacienda y Crédito Público
Dirección General de Crédito Público
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
México, D.F. 06000
México
     Subject in all respects to the terms and conditions contained in the Amended and Restated Selling Agency Agreement dated April 27, 2005 (the “Selling Agency Agreement”), between the United Mexican States (“Mexico”) and Citigroup Global Markets Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc, UBS Securities LLC and UBS Limited, as agents (the “Agents”), and as modified by the terms and conditions hereof, the undersigned (the “Managers”) severally and not jointly agree to purchase, and Mexico agrees to sell, the principal amount set forth in Annex I hereto of 5.625% Global Notes due 2017 (the “2017 Notes”) and 6.75% Global Notes due 2034 (the “2034 Notes”) of Mexico, having the terms set forth in the Pricing Supplement dated the date hereof attached hereto as Annex II (the “Pricing Supplement”), at the respective Purchase Price for each of the 2017 Notes and the 2034 Notes set forth in the Pricing Supplement. The 2017 Notes and the 2034 Notes are referred herein when taken together, as the “Notes” and each independently, as a “Series” of Notes. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pricing Supplement and the Selling Agency Agreement. All of the provisions of the Selling Agency Agreement are incorporated herein by reference, as modified by the additional terms set forth below:

Closing Date and Time:	September 28, 2007, 9:15 a.m., New York City Time

Payment:	The Managers will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for each Series of Notes calculated at the Issue Price for such Series of Notes, plus accrued interest on such Series of Notes, if any, from July 15, 2007 in the case of the 2017 Notes and from September 27, 2007 in the case of the 2034 Notes, less the discount for the Notes specified in the Pricing Supplement). Such payment shall be made in U.S. dollars in immediately available funds to an account designated by Mexico.

Place of Delivery of Notes:	The Closing shall be held at the New York office of Cleary Gottlieb Steen & Hamilton LLP.

Reopening:	The 2017 Notes will be consolidated and form a single series with, and be fully fungible with, Mexico’s outstanding U.S. $3,000,000,000 5.625% Global Notes due 2017 (CUSIP No. 91086QAU2, ISIN US91086QAU22, Common Code 024738019).

The 2034 Notes will be consolidated and form a single series with, and be fully fungible with, Mexico’s outstanding U.S. $3,766,566,000 6.75% Global Notes due 2034 (CUSIP No. 91086QAS7, ISIN US91086QAS75, Common Code 020218118).

Period during which additional Notes may not be sold pursuant to Section 4(r) of the Selling Agency Agreement:	None.

Force Majeure Provision:	☐ Section 9(b)(i) of the Selling Agency Agreement

☑ Section 9(b)(ii) of the Selling Agency Agreement

Stabilization:	The Managers, for their own account (or in the United Kingdom, for the 2017 Notes, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and for the 2034 Notes, an affiliate of UBS Securities LLC) may, to the extent permitted by applicable laws, over-allot or effect transactions in the open market or otherwise in connection with the distribution of the Notes with a view to stabilizing or maintaining the market price of the Notes at levels other than those which might otherwise prevail in the open market, but in doing so the Managers shall act as principal and not as agent of Mexico. Such transactions, if commenced, may be discontinued at any time. As between Mexico and the Managers, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Managers.

Expenses:	The Managers have agreed to pay certain of Mexico’s expenses as set out in the letter dated September 24, 2007, signed by Mexico and the Managers.

Additional Representations and Warranties of Mexico:	(1) For the purposes of this Agreement, the “Time of Sale” means 5:30 p.m. New York City time on September 24, 2007. The Basic Prospectus dated September 24, 2007 (the “Basic Prospectus”), as amended and supplemented immediately prior to the Time of Sale by the Prospectus Supplement dated September 24, 2007 (the “Prospectus Supplement”) and the information under the heading “Description of the Notes—Optional Redemption” in the pricing supplement dated March 3, 2006, is hereinafter called the “Pricing Prospectus”, and the Basic Prospectus, as amended and supplemented by the Prospectus Supplement and the final pricing supplement dated September 24, 2007, as filed with the Commission pursuant to Rule 424(b)(2), is hereinafter referred to as the “Prospectus.” The Pricing Prospectus relating to the Notes, considered together with each “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Notes (“Issuer Free Writing Prospectus”) listed in Exhibit A hereto, as of the Time of Sale of the Notes (collectively, the “Time of Sale Information”), does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus with respect to the Notes listed in Exhibit A hereto did not or will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that the representations and warranties in this paragraph (1)

shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with information furnished in writing to Mexico by you expressly for use therein.

(2) (i) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto) that Mexico or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (ii) as of the date hereof, Mexico was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account of any determination by the Commission pursuant to Rule 405 that it is not necessary that Mexico be considered an “ineligible issuer”.

Modifications to Representations and Warranties of Mexico:	(1) Section 1(c) of the Selling Agency Agreement is hereby replaced with the following:

            “(c) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as set forth in the Registration Statement, the Prospectus and the Time of Sale Information, there has not been any material adverse change in or affecting the financial, economic, political or other condition of Mexico.”

(2) Section 1(f) of the Selling Agency Agreement is hereby replaced with the following:

            “(f) Other than as set forth in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending to which Mexico is a party or of which any of its properties is the subject which, if determined adversely to Mexico, would individually or in the aggregate have a material adverse effect on Mexico’s ability to perform its obligations under the Notes, the Selling Agency Agreement, the Fiscal Agency Agreement, the Authorization or

this Terms Agreement; and, to the best of Mexico’s knowledge, no such proceedings have been threatened.

(3) Section 1(h) of the Selling Agency Agreement is hereby replaced with the following:

            “(h)(i) There is no tax, levy, deduction, charge or withholding imposed by Mexico or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of the Selling Agency Agreement, the Fiscal Agency Agreement, the Authorization or this Terms Agreement or (B) on any payment to be made by Mexico hereunder or any payment of principal, interest or additional amounts, if any, under the Notes, provided that such Notes are held by a non-Mexican individual or corporation that is not a resident of Mexico for tax purposes directly and not through a permanent establishment thereof in Mexico.

            (ii)No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Managers to Mexico or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Mexico of the Notes to or for the respective accounts of the Managers or (B) the sale and delivery outside Mexico by the Managers of the Notes to the initial purchases thereof.”

(4) Section 1(i) of the Selling Agency Agreement is hereby replaced with the following:

            “(i) The issuance of Notes by Mexico hereunder and under the Fiscal Agency Agreement and the Authorization complies with, and is within the limits set forth in, Mexico’s Federal Revenue Law for the Fiscal Year 2007.

Additional Representations, Warranties and Covenants of the Managers:	(1) In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein in addition to the member states of the European Union) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Manager represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Mexico of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “ Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(2) Each Manager represents and agrees that:

            (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Mexico; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(3) Each Manager acknowledges and agrees no prospectus has been nor will be published in Italy in connection with the offering of the Notes and that such offering has not been, and will not be, cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, represents and agrees that that the Notes may not and will not be offered, sold or delivered, nor may or will copies of the Pricing Supplement, the accompanying Prospectus Supplement or the Base Prospectus or any other documents relating to the notes be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended (“Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules governing offers of securities to the public pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (“Italian Finance Law”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Each Manager represents and agrees that any offer, sale or delivery of the Notes or distribution of copies of the Pricing Supplement, the accompanying Prospectus Supplement or the Base Prospectus or any other document relating to the Notes in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Italian Finance Law, Legislative Decree No. 385 of September 1, 1993, as amended (“Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Modifications to Covenants of Mexico:	(1) Section 4(a) and Section 4(b) of the Selling Agency Agreement are hereby replaced with the following:

            “(a) Prior to the termination of the offering of the Notes, Mexico will not file any amendment to the Registration Statement or supplement to the Prospectus or supplement the Time of Sale Information (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of other Medium-Term Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other terms of such Medium-Term Notes (iii) a supplement relating to an offering of securities other than the Notes), unless Mexico has furnished to each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, during the period when a prospectus is required to be delivered with respect to the Notes, Mexico will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. Mexico will promptly advise each of you (i) when the Prospectus, and any supplement thereto (except as provided in clauses (i) or (iii) above), shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by Mexico of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Mexico will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

           (b) If, at any time when a prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend the Registration Statement or supplement the Time of Sale Information or the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, Mexico promptly will (i) notify each of you, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) above, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectuses and Time of Sale Information to each of you in such quantities as you may reasonably request provided, however, that in the event that any Manager is required to deliver a prospectus relating to the Notes at any time nine months or more after the Closing Date, such Manager shall reimburse Mexico for its reasonable and documented out-of-pocket expenses (including legal fees and disbursements of its counsel) in connection with the preparation and filing of such amendment or supplement and the furnishing to such Manager of such supplemented Prospectuses. Mexico’s obligations to update the Prospectus under Section 4(l), 4(m) and 4(n) of the Selling Agency Agreement, including payment of any expenses incurred by Mexico in connection therewith, shall not be affected by the preceding sentence.”

(2) Section 4(d) of the Selling Agency Agreement is hereby replaced with the following:

            “(d) Mexico will cause to be furnished to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits and all amendments thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus, any supplement thereto and any Issuer Free Writing Prospectus relating to the Notes as you may reasonably request.”

(3) Section 4(j) of the Selling Agency Agreement is hereby replaced with the following:

            “(j) So long as any of the Notes are outstanding, Mexico shall cause to be furnished to each Manager such information and publicly available documents relating to the finances, operations and affairs of Mexico, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, any Issuer Free Writing Prospectus, the Fiscal Agency Agreement, the Authorization, the Notes, this Agreement and the performance by Mexico and the Managers of their respective obligations hereunder and thereunder as such Manager may from time to time and at any time prior to the termination of this Agreement reasonably request in connection with its customary investigation of Mexico and the Notes.”

(4) Mexico will apply to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted for trading on the Euro MTF market, the alternative market of the Luxembourg Stock Exchange.

Free Writing Prospectuses:	(1) Mexico represents and agrees that it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without your prior written consent and that Exhibit A hereto is a complete list of any Issuer Free Writing Prospectuses for which Mexico has hitherto received such consent.

(2) Each Manager represents and agrees that it has not made and will not make any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Act) or a portion thereof required to be filed by Mexico with the Commission, other than the information contained in the final term sheet relating to the Notes, the form of which is set forth in Exhibit E, or retained by Mexico under Rule 433 under the Act, other than the information contained in the preliminary term sheets relating to the Notes, the forms of which are set forth in Exhibits B, C and D hereto.

(3) Mexico has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(4) Mexico agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or (ii) when taken together with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Mexico will give you, or cause you to be given, prompt notice thereof, and if you so request, will cause to be prepared and furnished without charge to each of you an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Mexico by you expressly for use therein.

Additional Conditions to the Obligations of the Managers:	(1) The certificate required by Section 6(b)(vi) of the Selling Agency Agreement shall contain a statement to the effect that as of the Time of Sale, the Time of Sale Information and any further amendment or supplement thereto made by Mexico did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Time of Sale Information or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Mexico in writing by the Managers expressly for use in the Time of Sale Information or any amendment or supplement thereto;

(2) The letter required by Section 6(b)(ii) of the Selling Agency Agreement shall contain a statement to the effect that no information has come to such counsel’s attention that causes it to believe that the Time of Sale Information (except the financial and statistical data (including the mining and petroleum reserve and production data) included therein, as to which such counsel need express no view), as of the Time of Sale and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(3) The letters from U.S. counsel to the Managers and Mexican counsel to the Managers, required by Section 6(b)(iv) and Section 6(b)(iii), respectively, of the Selling Agency Agreement, shall confirm a statement to the effect that such counsel has no reason to believe that the Time of Sale Information (except the financial and statistical data (including the mining and petroleum reserve and production data) included therein), as of the Time of Sale and the Closing Date, contained or contains an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Modification to Section 8(a) of the Selling Agency Agreement:	Section 8(a)(ii) of the Selling Agency Agreement is hereby revised to read as follows: “such indemnity with respect to the Time of Sale Information shall not inure to the benefit of any Manager from whom the person asserting any such loss, claim, damage or liability purchased the Notes concerned, to the extent that any such loss, claim, damage or liability of such Manager results from the fact that (A) the Issuer had furnished copies of a preliminary pricing supplement or a Free Writing Prospectus to such Manager at least 2 hours prior to the Time of Sale, (B) notified such Manager in writing broadly distributed to the members of the working group of the untrue statement or omission at least 2 hours prior to the Time of Sale, (C) the untrue statement or omission of a material fact contained in the Disclosure Package was corrected in such preliminary pricing supplement or Free Writing Prospectus at least 2 hours prior to the Time of Sale and (D) there was not sent or given to such person, at or prior to the Time of Sale, a copy of such preliminary pricing supplement or Free Writing Prospectus. The Issuer confirms that in connection with the sale of the Notes pursuant to this Agreement, it has issued the following preliminary pricing supplement and/or Free Writing Prospectus meeting the criteria of clauses (A), (B) and (C) above: none.
     Reference to the “Prospectus”, or to any amendment thereof or supplement thereto, in Section 8 of the Selling Agency Agreement shall also be deemed to refer to the Time of Sale Information and any Issuer Free Writing Prospectus.
     Section 15 of the Selling Agency Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in The City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to “this Agreement” shall be deemed references to this Terms Agreement.
     In addition, Mexico acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Terms Agreement, including the determination of the offering price of the Notes and the underwriting discount, is an arm’s-length commercial transaction between Mexico, on the one hand, and the Managers, on the other hand, and Mexico is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Terms Agreement; (ii) in connection with the transactions contemplated hereby and the process leading to such transaction each Manager is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of Mexico, or its affiliates, creditors or employees or any other party; (iii) no Manager has assumed or will assume an advisory or fiduciary responsibility in favor of Mexico with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising Mexico on other matters); and (iv) the Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Mexico, and the Managers have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship.
     This Terms Agreement supersedes all prior agreements and understandings (whether written or oral) between Mexico and the Managers, or any of them, with respect to the subject matter hereof. Mexico hereby waives and releases, to the fullest extent permitted by law, any claims that Mexico may have against the Managers with respect to any breach or alleged breach of fiduciary duty relating to the transactions contemplated by this Terms Agreement.
     THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

     This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Nancy Kennan
	Name:	Nancy Kennan
	Title:	Authorized Signatory

UBS SECURITIES LLC
By:	/s/ Marcelo Delmar
	Name:	Marcelo Delmar
	Title:	Managing Director — Latin American Debt Capital Markets

By:	/s/ Antonio Castaño
	Name:	Antonio Castaño
	Title:	E Director

Accepted: UNITED MEXICAN STATES
By:	/s/ Alicia Nuñez de la Huerta
	Name:	Alicia Nuñez de la Huerta
	Title:	Deputy Director General of Debt Issuance

Annex I

	Principal Amount of		Principal Amount of
	2017 Notes to be		2034 Notes to be
Managers	Purchased		Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S. $	250,000,000	U.S. $	250,000,000
UBS Securities LLC	U.S. $	250,000,000	U.S. $	250,000,000

Total:	U.S. $	500,000,000	U.S. $	500,000,000

Annex II
Pricing Supplement

Exhibit A
Issuer Free Writing Prospectuses
1. Issuer Free Writing Prospectus to be filed with the Commission on September 24, 2007, in the form set forth in Exhibit E hereto.

Exhibit B
New Issue Announcement (US investors)
APPROVED FOR EXTERNAL USE

Issuer:	United Mexican States

Title:	Re-opening of 5.625% Global Notes due 2017 (“2017 Notes”)
Re-opening of 6.75% Global Notes due 2034 (“2034 Notes”)

Ratings:	Baa1/BBB/BBB+ (Moody’s/S&P/Fitch)

Type:	SEC Registered; Global

Size:	Up to U.S.$1bn

Cusip/ISIN:	2017 Notes: 91086QAU2 / US91086QAU22
2034 Notes: 91086QAS7 / US91086QAS75

Joint Bookrunners:	Merrill Lynch & Co. / UBS Investment Bank
When available, a written prospectus may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, FL 05, New York, NY 10080 or from UBS Securities LLC, 677 Washington Boulevard, 6th Floor, Stamford, CT 06901, Attention: Syndicate Desk.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A registration statement relating to these securities has been filed with the SEC and has become effective. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit C
United Mexican States
Preliminary Terms and Conditions

Issuer:	United Mexican States

Transaction:	Re-opening of 5.625% Global Notes due 2017 (“2017 Notes”)
Re-opening of 6.75% Global Notes due 2034 (“2034 Notes”)

Issue currency:	U.S. dollars

Ratings:	Baa1/BBB/BBB+ (Moody’s/Standard & Poor’s/Fitch)

Maturity date:	2017 Notes: January 15, 2017
2034 Notes: September 27, 2034

Coupon:	2017 Notes: 5.625%
2034 Notes: 6.75%

Interest Payment Dates:	2017 Notes: January 15 and July 15, commencing January 15, 2008
2034 Notes: March 27 and September 27, commencing March 27, 2008

Optional Redemption:	2017 Notes: Make-Whole Call at Treasuries +15 bps (at any time, from time to time prior to maturity upon giving no less than 30 days notice)
2034 Notes: None

Denominations:	2017 Notes: U.S. $2,000 and integral multiples thereof
2034 Notes: U.S. $1,000 and integral multiples thereof

Day Count:	30/360

Listing:	2017 Notes: Euro MTF Market Luxembourg
2034 Notes: Luxembourg Stock Exchange regulated market

CUSIP/ISIN/Common Code:	2017 Notes: 91086QAU2 / US91086QAU22 / [024738019]
2034 Notes: 91086QAS7 / US91086QAS75 / 020218118

Joint Bookrunners / Allocation:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (50%)
UBS Securities LLC (50%)
A prospectus supplement and prospectus of Mexico accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307012911/y39901b2e424b2.htm. A pricing supplement for the 2017 Notes dated March 3, 2006 is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012306002659/y17432b2e424b2.htm. A pricing supplement for the 2034 Notes dated January 12, 2007 is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307000533/y29019b3e424b3.htm.
An amendment to Mexico’s annual report on Form 18-K/A for the fiscal year ended December 31, 2006, including a recent developments section, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/0000950123-07-012910-index.htm; http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/y39901e18vkza.htm; and http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/y39901exv99w1.htm.
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch & Co. at 1-866 500 5408 or UBS Securities LLC at toll-free 1-800-503-4611 or 1-888-722-9555 ext. 1088 (call collect).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit D
United Mexican States
Preliminary Terms and Conditions

Issuer:	United Mexican States

Transaction:	Re-opening of 5.625% Global Notes due 2017 (“2017 Notes”)
Re-opening of 6.75% Global Notes due 2034 (“2034 Notes”)

Issue currency:	U.S. dollars

Ratings:	Baa1/BBB/BBB+ (Moody’s/Standard & Poor’s/Fitch)

Preliminary Size:	2017 Notes: U.S. $500,000,000
2034 Notes: U.S. $500,000,000

Maturity date:	2017 Notes: January 15, 2017
2034 Notes: September 27, 2034

Settlement Date:	September 28, 2007

Coupon:	2017 Notes: 5.625%
2034 Notes: 6.75%

Interest Payment Dates:	2017 Notes: January 15 and July 15, commencing January 15, 2008
2034 Notes: March 27 and September 27, commencing March 27, 2008

Preliminary Price:	2017 Notes: 99.55%, plus accrued interest from July 15, 2007
2034 Notes: 108.25%, plus accrued interest from September 27, 2007

Optional Redemption:	2017 Notes: Make-Whole Call at Treasuries +15 bps (at any time, from time to time prior to maturity upon giving no less than 30 days notice)
2034 Notes: None

Denominations:	2017 Notes: U.S. $2,000 and integral multiples thereof
2034 Notes: U.S. $1,000 and integral multiples thereof

Day Count:	30/360

Listing:	2017 Notes: Euro MTF Market Luxembourg
2034 Notes: Luxembourg Stock Exchange regulated market

CUSIP/ISIN/Common Code:	2017 Notes: 91086QAU2 / US91086QAU22 / 024738019
2034 Notes: 91086QAS7 / US91086QAS75 / 020218118

Joint Bookrunners / Allocation:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (50%)
UBS Securities LLC (50%)
A prospectus supplement and prospectus of Mexico accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307012911/y39901b2e424b2.htm. A pricing supplement for the 2017 Notes dated March 3, 2006 is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012306002659/y17432b2e424b2.htm. A pricing supplement for the 2034 Notes dated January 12, 2007 is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307000533/y29019b3e424b3.htm.
An amendment to Mexico’s annual report on Form 18-K/A for the fiscal year ended December 31, 2006, including a recent developments section, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/0000950123-07-012910-index.htm; http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/y39901e18vkza.htm; and http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/y39901exv99w1.htm.
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch & Co. at 1-866-500-5408 or UBS Securities LLC at toll-free 1-800-503-4611 or 1-888-722-9555 ext. 1088 (call collect).
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit E
United Mexican States
Final Terms and Conditions

Issuer:	United Mexican States

Transaction:	Re-opening of 5.625% Global Notes due 2017 (“2017 Notes”)
Re-opening of 6.75% Global Notes due 2034 (“2034 Notes”)

Issue currency:	U.S. dollars

Ratings:	Baa1/BBB/BBB+ (Moody’s/Standard & Poor’s/Fitch)

Issue size:	2017 Notes: U.S. $500,000,000 (brings total size to U.S.$3,500,000,000)
2034 Notes: U.S. $500,000,000 (brings total size to U.S.$4,266,566,000)

Maturity date:	2017 Notes: January 15, 2017
2034 Notes: September 27, 2034

Pricing Date	September 24, 2007

Settlement Date:	September 28, 2007

Coupon:	2017 Notes: 5.625%
2034 Notes: 6.75%

Interest Payment Dates:	2017 Notes: January 15 and July 15, commencing January 15, 2008
2034 Notes: March 27 and September 27, commencing March 27, 2008

Re-offer price:	2017 Notes: 99.55%, plus accrued interest from July 15, 2007
2034 Notes: 108.25%, plus accrued interest from September 27, 2007

Optional Redemption:	2017 Notes: Make-Whole Call at Treasuries +15 bps (at any time, from time to time prior to maturity upon giving no less than 30 days notice)
2034 Notes: None

Denominations:	2017 Notes: U.S. $2,000 and integral multiples thereof
2034 Notes: U.S. $1,000 and integral multiples thereof

Underwriters Discount	2017 Notes: 0.20%
2034 Notes: 0.25%

Day Count:	30/360

Listing:	2017 Notes: Euro MTF Market Luxembourg
2034 Notes: Luxembourg Stock Exchange regulated market

CUSIP/ISIN/Common Code:	2017 Notes: 91086QAU2 / US91086QAU22 / 024738019
2034 Notes: 91086QAS7 / US91086QAS75 / 020218118

Joint Bookrunners / Allocation:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (50%)
UBS Securities LLC (50%)
A prospectus supplement and prospectus of Mexico accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307012911/y39901b2e424b2.htm. A pricing supplement for the 2017 Notes dated March 3, 2006 is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012306002659/y17432b2e424b2.htm. A pricing supplement for the 2034 Notes dated January 12, 2007 is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307000533/y29019b3e424b3.htm.
An amendment to Mexico’s annual report on Form 18-K/A for the fiscal year ended December 31, 2006, including a recent developments section, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/0000950123-07-012910-index.htm; http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/y39901e18vkza.htm; and http://www.sec.gov/Archives/edgar/data/101368/000095012307012910/y39901exv99w1.htm.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch & Co. at 1-866-500-5408 or UBS Securities LLC at toll-free 1-800-503-4611 or 1-888-722-9555 ext. 1088 (call collect).
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.